040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20130026856-73
	Filing Date and Time: 01/17/2013 11:15 AM
	Entity Number: E0022922013-5

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: TWOADAY OIL INC

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ____ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

PUBLIC COMPANY ADVISORY SERVICE
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
18124 WEDGE PKWY, STE 1050	RENO	Nevada	89511

Mailing Address (if different from street address)	City	State	Zip Code
18124 WEDGE PKWY, STE 1050	RENO	Nevada	89511

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 75000000 — Par value per share: $ 0.0010 — Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) WILLIAM HUDLOW
Name

Street Address	City	State	Zip Code
18124 WEDGE PKWY, STE 1050	RENO	NV	89511

2) ____
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

PUBLIC COMPANY ADVISORY SERVICE
Name

X PUBLIC COMPANY ADVISORY SERVICE
Incorporator Signature

Address	City	State	Zip Code
18124 WEDGE PKWY, STE 1050	RENO	NV	89511

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X PUBLIC COMPANY ADVISORY SERVICE
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

1/17/2013
Date

This form must be accompanied by appropriate fees.

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER

TWOADAY OIL INC — E0022922013-5

NAME OF CORPORATION

FOR THE FILING PERIOD OF JAN, 2013 TO JAN, 2014

100101

****YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov****

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

PUBLIC COMPANY ADVISORY SERVICE
18124 WEDGE PKWY, STE 1050
RENO, NV 89511

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	**20130026859-06**
	Filing Date and Time
	01/17/2013 11:16 AM
	Entity Number
	E0022922013-5

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: *Read instructions before completing and returning this form.*

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Initial list fee is $125.00. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

INITIAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE

☐ Pursuant to NRS, this corporation is exempt from the business license fee. Exemption code:

☐ Month and year your State Business License expires: 20

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes

001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
004 - Natural Person with 4 or less rental dwelling units
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)	ADDRESS	CITY	STATE	ZIP CODE
WILLIAM HUDLOW	PRESIDENT (OR EQUIVALENT OF)	18124 WEDGE PKWY, STE 1050 , USA	RENO	NV	89511
WILLIAM HUDLOW	SECRETARY (OR EQUIVALENT OF)	18124 WEDGE PKWY, STE 1050 , USA	RENO	NV	89511
WILLIAM HUDLOW	TREASURER (OR EQUIVALENT OF)	18124 WEDGE PKWY, STE 1050 , USA	RENO	NV	89511
WILLIAM HUDLOW	DIRECTOR	18124 WEDGE PKWY, STE 1050 , USA	RENO	NV	89511

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 18 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X WILLIAM HUDLOW

Signature of Officer

Title: PRESIDENT

Date: 1/17/2013 11:16:08 AM

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **TWOADAY OIL INC**, did on January 17, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 17, 2013.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20130117-3268
You may verify this certificate
online at **http://www.nvsos.gov/**

NEVADA STATE BUSINESS LICENSE

TWOADAY OIL INC

Nevada Business Identification # NV20131029612

Expiration Date: January 31, 2014

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 17, 2013

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.